As filed with the U.S. Securities and Exchange Commission on June 5, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigCapital2, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-3838045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2479 E. Bayshore Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Avi S. Katz

Executive Chairman, Secretary, President and Chief Executive Officer

GigCapital2, Inc.

2479 E. Bayshore Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Renée C. Delphin-Rodriguez, Esq. Crowell & Moring LLP 3 Embarcadero Center, 26th Floor San Francisco, CA 94111 Telephone: (415) 365-7442 Facsimile: (415) 986-2827	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, New York 10166 Telephone: (212) 801-9200 Facsimile: (212) 801-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration No. 333-231337

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.0001 per share, one warrant to purchase one share of Common Stock and one right to one-twentieth (1/20) of a share of Common Stock(2)(3)(4)	2,300,000	$10.00	$23,000,000	$2,787.60
Shares of Common Stock, par value $0.0001, included as part of the Units(3)	2,300,000	—	—	— (5)
Rights included as part of the Units(3)	2,300,000	—	—	— (5)
Warrants included as part of the Units(3)	2,300,000	—	—	— (5)
Shares of Common Stock underlying rights included as part of Units(3)	115,000	—	—	— (5)
Total			$23,000,000	$2,787.60(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)

Includes 300,000 Units, consisting of 300,000 shares of Common Stock, warrants to purchase an aggregate of 300,000 shares of Common Stock included in such Units and 300,000 rights to 15,000 shares of Common Stock included in such Units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Represents only the additional number of Units being registered. Does not include the Units that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-231337).
(5)	No fee pursuant to Rule 457(g).
(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $149,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-231337), which was declared effective by the Securities and Exchange Commission on June 5, 2019. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional Units of GigCapital2, Inc., a Delaware corporation (the “Registrant”), each consisting of one share of Common Stock, par value $0.0001 per share, one warrant to purchase one share of Common Stock and one right to one-twentieth (1/20) of a share of Common Stock, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to certain adjustments. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-231337) (the “Prior Registration Statement”), initially filed by the Registrant on May 9, 2019 and declared effective by the Securities and Exchange Commission on June 5, 2019. The required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-231337) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1*	Opinion of Crowell & Moring LLP

23.1*	Consent of BPM LLP

23.2*	Consent of Crowell & Moring LLP (included in Exhibit 5.1)

24**	Power of Attorney (included on signature page to Prior Registration Statement (SEC File No. 333-231337)

*	Filed herewith
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 5th day of June, 2019.

GIGCAPITAL2, INC.

By:	/s/ Avi S. Katz
	Name:	Dr. Avi S. Katz
	Title:	President, Chief Executive Officer, Secretary and Executive Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Avi S. Katz Dr. Avi S. Katz	President, Chief Executive Officer, Secretary and Executive Chairman of the Board of Directors (Principal executive officer)	June 5, 2019

* Tara McDonough	Vice President and Chief Financial Officer (Principal financial and accounting officer)	June 5, 2019

* Neil Miotto	Director	June 5, 2019

* John Mikulsky	Director	June 5, 2019

* Gil Frostig	Director	June 5, 2019

* Raluca Dinu	Director	June 5, 2019

*By:	/s/ Avi S. Katz
Avi S. Katz
Attorney-in-fact